UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2011

ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)

(914) 288-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A (the “Amendment”) is being filed as an amendment to the current report on Form 8-K filed by Acadia Realty Trust (the “Company”) with the Securities and Exchange Commission on May 11, 2011 (the “Original 8-K”). The Original 8-K was filed to report the results of the matters submitted to a vote at the Company’s annual meeting of shareholders held on May 10, 2011 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future non-binding shareholder advisory votes on the compensation of the Company’s Named Executive Officers. Except for the foregoing, this Amendment does not amend, modify or update the disclosures contained in the Original 8-K.

Item 5.07.         Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted, on a non-binding advisory basis, on the frequency of future shareholder votes on Named Executive Officers compensation every one, two or three years. As previously reported in the Original 8-K, 30,144,282 shares voted for one year, 65,275 shares voted for two years, 6,605,181 shares voted for three years and there were 20,467 abstentions and 1,723,672 broker non-votes. In light of these voting results, the Company’s Board of Trustees, at its August 8, 2011 meeting, decided that the Company will include a non-binding shareholder advisory vote on Named Executive Officer compensation in the Company’s proxy materials every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST
(Registrant)

Date:	August 11, 2011	By:	/s/ Michael Nelsen

		Name:	Michael Nelsen
		Title:	Senior Vice President and
Chief Financial Officer